Exhibit 10.12a

FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Amendment”) is executed as of the 12th day of September, 2008, by and among EDGEN MURRAY II, L.P., a Delaware limited partnership (the “Partnership”) EDGEN MURRAY CORPORATION, a Nevada corporation (the “US Borrower”), EDGEN MURRAY CAYMAN CORPORATION, a Cayman Islands exempted company (the “Cayman Borrower”) and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Partnership, the Borrowers, the Lenders and the Agents, among others, are parties to that certain First Lien Credit Agreement, dated as of May 11, 2007 (as amended, supplemented and modified from time to time, the “Credit Agreement;” unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement), pursuant to which the Lenders agreed to provide certain financing to the Borrowers in accordance with the terms and conditions set forth therein;

WHEREAS, the Partnership and the Borrowers may desire to effect a restructuring of certain of the affiliates of the Borrowers whereby, among other things, (i) one or more entities may be formed (such entities being referred to collectively as “Newcos” and individually as a “Newco”) and through a series of substantially contemporaneous transactions, all of the ownership interests in the US Borrower and the Cayman Borrower may be contributed by the Partnership (and/or its partners following a distribution of such ownership interests on, or redemption of, partnership interests) to one or more of the Newcos (which may in turn contribute it to another Newco and so on) (the contribution of all of the ownership interests in the US Borrower and the Cayman Borrower to one or more of the Newcos being referred to as the “Contribution”), (ii) as a result of the Contribution, (a) one or more of the Newcos will become the direct or indirect parent holding company(ies) of the US Borrower and the Cayman Borrower and will hold, directly or indirectly, all of the Capital Stock in the US Borrower and the Cayman Borrower (the top most Newco being referred to as “New Holdco” and each other Newco being referred to as an “Interco”), (b) each Interco will be a direct or indirect wholly-owned subsidiary of New Holdco, and (c) prior to a Qualified Public Offering, greater than 50% of the outstanding voting Capital Stock of New Holdco will be owned, directly or indirectly, by the Permitted Investors, and (iii) the ownership interests in Edgen Murray Pte. Ltd., an entity organized under the laws of Singapore (“Edgen Singapore”), and Edgen Murray FZE, a limited company organized under the laws of the UAE (“Edgen Murray FZE”), may be dividended or transferred to New Holdco, an Interco or another Loan Party, subject to the preservation of the Secured Parties’ Lien on the Capital Stock of Edgen Singapore to secure the UK Obligations ((i) through (iii), collectively, the “Restructuring”);

WHEREAS, upon such Contribution, and subject to compliance with the other terms and conditions of this Amendment, the Lenders are willing to release the Partnership of its obligations under the Loan Documents; and

WHEREAS, the Partnership, the Borrowers and the Lenders desire to amend the Credit Agreement as set forth herein to permit the Restructuring.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

Section 1. Restructuring. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to satisfaction of the conditions precedent set forth in Section 3 hereof (the date on which all such conditions are satisfied, the “Effective Date”), the Lenders hereby consent to the Restructuring as described above and waive any provisions of the Credit Agreement that otherwise would prohibit any of the steps described above necessary to effectuate such Restructuring, to the limited extent necessary to permit such steps to occur. Subsequent to the Effective Date, all provisions of the Credit Agreement and the other Loan Documents shall apply as written, except as expressly amended hereby. For the avoidance of doubt (i) no Default or Event of Default that may be in existence as of the Effective Date immediately before giving effect to the Restructuring is waived hereby and (ii) no provision of the Credit Agreement or any other Loan Document not prohibiting any of the steps of the Restructuring is waived hereby.

Section 2. Amendments to the Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended in the manner provided in this Section 2, effective as of the Effective Date.

2.1 Amendment to Preamble. The preamble shall be amended by deleting the defined term “(“Holdings”)” after the words “EDGEN MURRAY II, L.P., a Delaware limited partnership” in the second sentence of the preamble.

2.2 Amendments to Definitional Provisions in Section 1.1.

a. Change of Control. (i) Clause (a) of the definition of “Change of Control” shall be amended and restated in its entirety to read as follows:

“(a) prior to a Qualified Public Offering, the Permitted Investors shall cease to own, directly or indirectly, greater than 50.1% of the outstanding voting Capital Stock of Holdings or the Jefferies Entities shall cease to own, directly or indirectly, greater than 20% of the outstanding voting Capital Stock of Holdings;”

(ii) Clause (b) of the definition of “Change of Control” shall be amended by deleting the term “Qualified IPO” in the first line thereof and replacing it with the term “Qualified Public Offering.”

b. Holdings. As used in the Credit Agreement and the other Loan Documents, for all periods prior to the Effective Date, the defined term “Holdings” shall mean Edgen Murray II, L.P., a Delaware limited partnership. On and after the Effective Date, the defined term “Holdings” shall mean New Holdco, except (i) with respect to obligations satisfied or representations and warranties made on or as of the Closing Date, (ii) where used in clause (iii) of the definition of “Permitted Investors” and in the definitions of agreements executed on, as of or prior to the Closing Date and (iii) with respect to Section 2.9 of the Credit Agreement, with respect to which “Holdings” means either Edgen Murray II, L.P. or New Holdco.

c. Permitted Issuance. Clause (v) of the definition of “Permitted Issuance” shall be amended and restated in its entirety to read as follows:

“(v) the issuance of Capital Stock by Holdings to the Jefferies Entities or other Persons holding Capital Stock of Holdings (other than any Jefferies Entity or other such Person if such Jefferies Entity or other such Person is acting as a conduit for the substantially concurrent resale of such Capital Stock in an underwritten public offering), to the extent the Administrative Agent has received at least 5 Business Days’ prior written notice of such issuance and such proceeds are contributed to any Loan Party.”

d. Subsidiary Guarantor. The definition of “Subsidiary Guarantor” shall be amended and restated in its entirety to read as follows:

“‘Subsidiary Guarantor’: (a)(i) each Interco and (ii) each other Subsidiary of Holdings other than, in the case of this clause (ii), the US Borrower and any Foreign Subsidiary and (b) each Subsidiary that becomes a Subsidiary Guarantor pursuant to Section 6.10(e).”

2.3 New Definition. The following new definition is added to the Credit Agreement in appropriate alphabetical order:

“‘Interco’: Any Subsidiary of Holdings that is also a direct or indirect parent of the US Borrower or the Cayman Borrower.”

2.4 Repayment of Loans; Evidence of Debt. Section 2.8(a) of the Credit Agreement shall be amended by adding the words “(other than any Interco)” immediately after the words “or any Foreign Subsidiary Guarantor” in the last sentence thereof.

2.5 Additional Collateral, etc.

a. Notwithstanding any limitations in the Credit Agreement (including, without limitation, in Section 6.10 thereof), (i) each Interco shall comply with all of the provisions of Section 6.10 of the Credit Agreement applicable to Domestic Subsidiaries and thereafter shall be deemed to be both a Subsidiary Guarantor and, in the case of any Interco that is not a Domestic Subsidiary, a Foreign Subsidiary Guarantor and (ii) any other Foreign Subsidiary (at its option) may comply with all of the provisions of Section 6.10 of the Credit Agreement applicable to Domestic Subsidiaries and thereafter shall be deemed to be both a Subsidiary Guarantor (other than for purposes of Section 2 of the Credit Agreement) and a Foreign Subsidiary Guarantor; provided that such Foreign Subsidiary also complies with the provisions of Section 6.10 of the Second Lien Credit Agreement, so long as the Second Lien Credit Agreement is in effect.

b. Section 6.10(a) of the Credit Agreement shall be amended by adding the words “(other than any Interco)” immediately after the words “any Foreign Subsidiary” in clauses (w) and (z) thereof.

c. Section 6.10(c) of the Credit Agreement shall be amended by adding the words “(other than any Interco)” immediately after the words “a Foreign Subsidiary” in clause (x) in the third line thereof.

d. Section 6.10(e) of the Credit Agreement shall be amended by adding the words “(other than any Interco)” in the parenthetical clause in the first line thereof, immediately after the words “other than a Foreign Subsidiary”.

e. Section 6.10(f) of the Credit Agreement shall be amended by adding the words “(other than any Interco)” immediately after the words “of any such Foreign Subsidiary” in the thirteenth line thereof.

2.6 Foreign Guarantor Limitations. Section 6.17 of the Credit Agreement shall be amended by adding the words “(other than any Interco)” immediately after the words “nor any Foreign Subsidiary” in the second line thereof.

2.7 Limitation on Fundamental Changes.

a. Section 7.4(b) of the Credit Agreement shall be amended by adding the words “(other than any Interco)” immediately after the words “any Foreign Subsidiary Guarantor” in the first line thereof.

b. Section 7.4(d) of the Credit Agreement shall be amended by adding the words “(other than any Interco)” immediately after the words “any Foreign Subsidiary Guarantor” in the third line thereof.

2.8 Limitation on Disposition of Property. Section 7.5(d) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(d) the sale or issuance of any Subsidiary’s Capital Stock to the US Borrower or any Subsidiary Guarantor, or the sale or issuance of any Foreign Subsidiary Guarantor’s Capital Stock (other than any Interco) to either Borrower or any Guarantor or Foreign Subsidiary Guarantor; provided that any Interco may also sell or issue its Capital Stock to Holdings (subject in each case in this subsection (d) to the preservation of the Lien, if any, of the Secured Parties on the Capital Stock of such Subsidiary or Foreign Subsidiary being sold, to secure the Obligations purported to be secured by such Lien prior to such sale);”

2.9 Limitation on Activities of Holdings. Section 7.17 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Limitation on Activities of Holdings. In the case of Holdings, (a) prior to a Qualified Public Offering, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations, or own, lease, manage or otherwise operate any properties or assets, other than the ownership of shares of Capital Stock of the US Borrower, the Cayman Borrower or any other Subsidiary (including any Subsidiary created or acquired in connection with a permitted Investment) and any other matter incidental to its ownership of such Capital Stock or (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations except as expressly permitted hereby and (b) after a Qualified Public Offering, conduct, transact or otherwise engage in, the commercial activities of an operating business; it being understood for the avoidance of doubt that Holdings may conduct, transact or otherwise engage in corporate, administrative and housekeeping activities of a public holding company including the ownership of shares of Capital Stock of the US Borrower, the Cayman Borrower or any other Subsidiary (including any Subsidiary created or acquired in connection with a permitted Investment) and any other matter incidental to its ownership of such Capital Stock, retaining employees and consultants, holding annual and special meetings, making public filings, issuing financial statements, administering employee benefit and other equity programs, becoming liable with respect to Indebtedness (including the repayment thereof ) and equity (including the issuance and repurchase thereof ), opening bank accounts, obtaining insurance, paying taxes and expenses and engaging counsel, auditors, financial advisors and other agents, in each case to the extent not prohibited by the other provisions of this Agreement and the other Loan Documents. Nothing in this Section 7.17 or otherwise herein shall be construed to restrict Holdings from receiving capital contributions from persons who are not Loan Parties, or from applying the proceeds thereof to Investments in the US Borrower and the Cayman Borrower or any of its Subsidiaries.”

2.10 Events of Default. Section 8(c) of the Credit Agreement shall be amended to add the words “any Interco (except as expressly permitted in Section 7.4 and 7.5 hereof),” immediately after the words “with respect to Holdings,” in the second line thereof.

2.11 Notices. Section 10.2 of the Credit Agreement shall be amended to insert the word “Holdings” in lieu of “Edgen Murray II, L.P.” in the notice address for Holdings.

2.12 Adjustments; Set-off. Section 10.7(b) of the Credit Agreement shall be amended by adding the words “(other than any Interco)” immediately after the words “or a Foreign Subsidiary Guarantor” in the eleventh line thereof.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

3.1 Amendment. The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of each the Partnership, the US Borrower, the Cayman Borrower and the Administrative Agent.

3.2 Other Documents. The Administrative Agent shall have received (a) a joinder to the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by New Holdco, (b) an Assumption Agreement referred to in Section 8.14 of the Guarantee and Collateral Agreement with respect to each Newco, duly completed, executed and delivered by each such Newco, together with updated Schedules to the Guarantee and Collateral Agreement with respect to such Newco, (c) the Consent of Guarantors attached to this Amendment as Annex I (the “Consent”), duly executed and delivered by the parties thereto and (d) such other duly completed, executed and delivered Security Documents and other documentation, certificates and other deliverables required (or reasonably requested by the Administrative Agent) with respect to each Newco pursuant to Section 6.10 of the Credit Agreement (after giving effect to this Amendment), it being understood that on the Effective Date the Administrative Agent must be reasonably satisfied that (i) it has a perfected First Priority Lien on substantially all assets of each Newco (including, without limitation, on (1) all of the Capital Stock of each Newco other than New Holdco and (2) all of the Capital Stock of the US Borrower and the Cayman Borrower) and (ii) its Lien on the assets of the other Loan Parties (other than of the Partnership (and the Capital Stock thereof), following the Contribution), remains unimpaired.

3.3 Amendment to Second Lien Credit Agreement and Second Lien Intercreditor Agreement. The Administrative Agent shall have received (a) a fully executed copy of an amendment to the Second Lien Credit Agreement substantially identical to this Amendment, mutatis mutandis and (b) a fully executed original of any conforming amendment to the Second Lien Intercreditor Agreement deemed reasonably necessary by the Administrative Agent.

3.4 Revolving Loan Agreement. The Administrative Agent shall have received any conforming amendment to the Revolving Loan Agreement and any conforming amendment to the ABL Intercreditor Agreement (or an acknowledgment from the parties thereto), in each case as deemed reasonably necessary by the Administrative Agent.

3.5 Legal Opinions. The Administrative Agent shall have received executed legal opinions from Dechert LLP and any other necessary counsel reasonably acceptable to the Administrative Agent covering corporate housekeeping, collateral and other customary matters regarding each Newco, their respective assets, the Restructuring and this Amendment (including, without limitation, a customary “enforceability” and “no conflict” opinion), each such legal opinion to be in form and substance reasonably satisfactory to the Administrative Agent.

3.6 Representations and Warranties. The representations and warranties set forth in Section 4 below shall be true and correct in all material respects on and as of the Effective Date.

3.7 Other Deliverables. The Administrative Agent shall have received, with respect to each Newco the information and documentation required under Sections 5.1(k), (n), (p) and (t) of the Credit Agreement.

3.8 Expenses. The Loan Parties shall have paid to the Administrative Agent all outstanding costs and expenses owing to the Administrative Agent as of such date, including,

without limitation, the reasonable fees, disbursements and other charges of Latham & Watkins LLP, counsel to the Administrative Agent, as well as any necessary local counsel.

Section 4. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, the Loan Parties party hereto hereby jointly and severally represent and warrant to the Agents and each Lender that:

4.1 Authorization, Enforceability. The execution, delivery and performance of this Amendment and the Consent by each Loan Party that is a party hereto and thereto are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Amendment and the Consent have been duly executed and delivered by each Loan Party that is a party hereto and thereto, and each of this Amendment, the Credit Agreement (as amended hereby) and the Consent constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2 Governmental Approvals; No Conflicts. This Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or will be obtained and will be in full force and effect as of the Effective Date except for any such consent, approval, registration or filing, or any other action, referred to in this clause (i) the absence of which could not reasonably be expected to have a Material Adverse Effect or (ii) filings referred to on Schedule 3 to the Guarantee and Collateral Agreement (as amended to give effect to the Assumption Agreements contemplated by Section 3.2 hereof), (b) will not violate any Governing Documents, (c) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (d) will not violate or result in a default under any material Contractual Obligation of any Loan Party or any of its Subsidiaries, and (e) will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of any Loan Party or any of its Subsidiaries pursuant to any Requirement of Law or any material Contractual Obligation (other than the Liens created pursuant to the Security Documents and the Permitted Liens), except for any violation set forth in clauses (b) or (d) which could not reasonably be expected to have a Material Adverse Effect.

4.3 Bring Down. The representations and warranties set forth in the Credit Agreement and each other Loan Document are, after giving effect to this Amendment, true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

4.4 Absence of Defaults. Both before and after giving effect to this Amendment, no Default nor Event of Default has occurred and is continuing.

Section 5. Miscellaneous.

5.1 Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as expressly amended hereby, remain in full force and effect. The applicable Loan Parties party hereto hereby agree that the amendments herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

5.2 Loan Document. This Amendment shall constitute a Loan Document and shall be administered and construed pursuant to the terms of the Credit Agreement (including, without limitation, Section 10 thereof).

5.3 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4 Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Facsimiles shall be effective as originals.

5.5 COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF.

5.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.7 No Implied Waivers. No failure or delay on the part of the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.8 Review and Construction of Documents. Each Loan Party party hereto hereby acknowledges, and represents and warrants to the Agents and the Lenders, that (a) such Loan Party has had the opportunity to consult with legal counsel of its own choice and have been afforded an opportunity to review this Amendment with its legal counsel, (b) such Loan Party has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Loan Party has executed this Amendment of its own free will and volition, and (d) this Amendment shall be construed as if jointly drafted by the Loan Parties and the Lenders. The recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

5.9 Arms-Length/Good Faith. This Amendment has been negotiated at arms-length and in good faith by the parties hereto.

5.10 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

5.11 Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

5.13 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

5.14 Consent. The Required Lenders hereby consent to an amendment of the Second Lien Credit Agreement substantially identical to this Amendment, mutatis mutandis.

5.15 Release. Upon (a) the Effective Date and (b) receipt by the Administrative Agent of evidence reasonably satisfactory to it that as a result of the Contribution, (i) New Holdco has become the direct or indirect parent holding company of the US Borrower and the Cayman Borrower, with all of the Capital Stock in the US Borrower and the Cayman Borrower directly or indirectly being held by New Holdco, (ii) each Interco is a direct or indirect wholly-owned subsidiary of New Holdco, and (iii) prior to a Qualified Public Offering, greater than 50% of the outstanding voting Capital Stock of New Holdco is owned, directly or indirectly, by the Permitted Investors, the Partnership shall be released from its obligations under the Loan Documents (including the Guarantee and Collateral Agreement) and the pledge of Collateral by the Partnership pursuant to the Guarantee and Collateral Agreement and any other Security Document to which the Partnership is a party shall be terminated as to the Partnership only (it being understood that all of the Security Documents shall continue in full force and effect as to each other Loan Party other than the Partnership, and to further evidence the foregoing, the Administrative Agent (as authorized by the Lenders hereby) shall execute and deliver to the Loan Parties such documents as they shall reasonably request to evidence such termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

EDGEN MURRAY II, L.P.

By:	Edgen Murray II GP, LLC, its general partner

By:	Jefferies Capital Partners IV L.P., its managing member

By:	Jefferies Capital Partners IV, LLC, its manager

By:	/s/ David L. Laxton, III
Name:	David L. Laxton, III
Title:	Executive Vice President and Chief Financial Officer

EDGEN MURRAY CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III Title: Executive Vice President and Chief Financial Officer

EDGEN MURRAY CAYMAN CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III Title: Treasurer

First Amendment to First Lien Credit Agreement

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/s/ Maria M. Lund
Name: Maria M. Lund Title: Authorized Signatory

First Amendment to First Lien Credit Agreement

Annex I to

the Amendment

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the US Borrower and/or the Cayman Borrower under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors pursuant to any Loan Document are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted by each such Guarantor as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

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IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 12th day of September, 2008.

EDGEN MURRAY CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President and Chief Financial Officer

EDGEN MURRAY LLC

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Secretary

EDGEN MURRAY CANADA INC.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Secretary and Treasurer

EDGEN MURRAY FZE

By:	/s/ K. A. Cockburn
Name: K. A. Cockburn
Title: Director

PIPE ACQUISITION LIMITED

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Director

EDGEN MURRAY EUROPE LIMITED

By:	/s/ K. A. Cockburn
Name: K. A. Cockburn
Title: Director

EDGEN MURRAY PTE. LTD.

By:	/s/ Michael Craig
Name: Michael Craig
Title: Managing Director